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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                         -------------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934,

              August 10, 2005                                     0-25053
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Date of Report (Date of earliest event reported)          Commission File Number

                               THEGLOBE.COM, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                   14-1782422
---------------------------------------        ---------------------------------
   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                   Identification Number)


                     110 East Broward Boulevard, Suite 1400
                         Fort Lauderdale, Florida 33301
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               (Address of Principal Executive Offices) (Zip Code)

                                 (954) 769-5900
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               (Registrant's telephone number, including area code)


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

         This Report includes forward-looking statements related to theglobe.com, inc. ("theglobe") that involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to completion of the proposed sale of substantially all of the net assets of our subsidiary, SendTec, Inc., as described in this Report. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com's future results and business plans, please see the Company's filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-KSB for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 as well as the risk factors set forth in this Report. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Item 1.01.

PROPOSED DISPOSITION OF ASSETS OF SENDTEC, INC; SHARE REDEMPTION.

         On August 10, 2005, theglobe entered into an Asset Purchase Agreement (the "Purchase Agreement") with RelationServe Media, Inc. a Nevada corporation ("RelationServe"), whereby theglobe agreed to sell substantially all of the net assets of its subsidiary, SendTec, Inc., ("SendTec"), to RelationServe for $37.5 million in cash, subject to certain adjustments (the "Asset Sale").

         SendTec was originally acquired by us on September 1, 2004 in exchange for consideration consisting of: (i) $6,000,000 in cash, (ii) the issuance of an aggregate of approximately 35,000,000 shares of theglobe's common stock, (iii) a subordinated promissory note in the amount of $1 million due September 1, 2005; and (iv) an undertaking to issue warrants to acquire an additional 2,500,000 shares of common stock to the SendTec shareholders when and if SendTec achieves certain earnings before income taxes, depreciation and amortization ("EBITDA") targets for the year ending December 31, 2005. We also issued various replacement options and earn-out options to employees of SendTec in connection with the acquisition.

         Upon the closing of the Purchase Agreement, $1 million of cash and shares of our common stock (valued at $750,000 for purposes of the Purchase Agreement) will be held in an escrow account (the "Escrow Account") for potential recovery by RelationServe in the event of a breach of the Purchase Agreement by theglobe or SendTec. The Escrow Account is intended to be the sole source of recourse against theglobe and SendTec in the event of breach of the Purchase Agreement and RelationServe would not have recourse against the balance of the cash portion of the Purchase Price. Assuming no claims are then pending, $750,000 of the cash escrow account balance would be distributed to us upon the sooner of six months after closing or completion of RelationServe's audit of SendTec's business for the year ending December 31, 2005, with the balance of the cash escrow account and escrowed shares being released to theglobe after expiration of one year and forty-five days from the date of closing.

         The closing of the Asset Sale is subject to satisfaction of a number of closing conditions, including distribution of an Information Statement describing the asset sale to our stockholders and entry into a Securities Redemption and Termination Agreement whereby theglobe will redeem approximately
28.9 million shares of its common stock, and cancel certain other options and warrants, owned by management and certain employees of SendTec for approximately $12.5 million in cash. These shares and related options and warrants were issued to SendTec management in connection with theglobe's acquisition of SendTec. Theglobe anticipates filing the Information Statement with the Securities and Exchange Commission ("SEC") in the near future and will distribute the Information Statement to its stockholders as soon as practicable after the Information Statement has been cleared by the SEC, with the closing anticipated to occur approximately 20 days thereafter. The Asset Sale may constitute the sale of substantially all of the assets of theglobe within the meaning of Delaware law and accordingly require the approval of the holders of at least a majority of the issued and outstanding shares of common stock of theglobe. theglobe has agreed to secure such consent by written consent of the requisite number of holders within 7 days from the date of the Asset Purchase Agreement.

         The Purchase Agreement includes customary representations and warranties by theglobe and SendTec and restricts our ability to operate SendTec outside of the ordinary course of business. We are also excluded from pursuing or negotiating with other potential bidders for theglobe or the SendTec business, except under limited circumstances involving "Superior Proposals" as defined in the Asset Purchase Agreement. In those circumstances where we would be permitted to negotiate with other bidders, we would be liable for payment of a break-up fee of $1 million should we terminate the Asset Purchase Agreement in favor of a Superior Proposal.

         In connection with the Asset Sale, six top executives of SendTec are anticipated to enter into new employment agreements with RelationServe and are receiving additional stock consideration from RelationServe pursuant to a separate agreement not involving theglobe.

CERTAIN PRIOR RELATIONSHIPS BETWEEN THEGLOBE AND RELATIONSERVE.

None.

RISK FACTORS RELATING TO THE SENDTEC ASSET SALE AND THE DISPOSITION OF THE SENDTEC BUSINESS

The Sendtec Asset Sale Is Subject To Satisfaction Of A Number Of Closing Conditions, Some Of Which May Be Beyond Our Ability To Control.

The consummation of the Asset Sale involves risks, including conditions to the obligation of RelationServe to complete the Asset Sale, all of which must either be satisfied or waived prior to the completion of the Asset Sale. We do not control all of these conditions to closing.

If all closing conditions are not satisfied on a timely basis, the Asset Sale could be delayed. If certain closing conditions are not satisfied at all, the Asset Sale may never be closed. If the Asset Sale breaks up and never closes, the Company may not be able to find an alternative buyer for its SendTec business or otherwise raise sufficient capital needed to operate its businesses. In any of such events, the Company's liquidity and cash resources would likely decrease, resulting in an adverse impact to its business operations and financial condition.

The Anticipated Benefits Of The SendTec Asset Sale May Not Be Realized.

The cash proceeds received from the SendTec Asset Sale are expected to provide sufficient liquidity to enable the Company to operate on a going concern basis and to complete the development of and begin the implementation of a strategic business plan. SendTec currently represents the Company's only profitable business, with its VoIP telephony services and computer games businesses continuing to incur operating losses at the present time. It's newly acquired Internet services business, Tralliance Corporation ("Tralliance"), is on the verge of evolving from the start-up phase of its operations and plans to begin collecting fees for its services in September 2005.

In order to capitalize on and realize the benefits of the SendTec Asset Sale, the Company must either sell or dispose of unprofitable businesses, make changes which transform unprofitable businesses into profitable ones, and/or acquire or internally develop new profitable businesses, including Tralliance. There can be no assurance that the Company will be successful in taking any of the above actions which would enable it to achieve satisfactory investment returns in future periods and realize the benefits of selling its SendTec business.

The Market Price Of theglobe.com's Common Stock May Decline As A Result Of The SendTec Asset Sale.

The market price of our Common Stock may decline as a result of the SendTec Asset Sale if:

         o the sale of the SendTec business, theglobe's only profitable business, is perceived negatively by investors; or

         o investors become skeptical that theglobe can invest the cash proceeds received for the SendTec Asset Sale in businesses that have acceptable returns on investment in future periods.

The market price of theglobe.com's Common Stock could also decline as a result of unforeseen factors related to the SendTec Asset Sale.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits

99.1 Asset Purchase Agreement dated as of August 10, 2005 by and among theglobe, inc., SendTec, Inc. and RelationServe Media, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2005                theglobe.com, inc.



                                      By:            /s/ Edward Cespedes
                                               ---------------------------------
                                               Edward Cespedes, President











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